SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No.     )

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GIGOPTIX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting of Stockholders

To be held on October 27, 2010

To the Stockholders of GigOptix, Inc.:

I am pleased to invite you to the 2010 Annual Meeting of Stockholders (the “Annual Meeting”) of GigOptix, Inc. (the “Company”), which will be held at 8:00 a.m., local time, on October 27, 2010 at our principal executive offices, located at 2300 Geng Road, Suite 250, Palo Alto, California 94303, for the following purposes:

1.

To elect one Class II director to our board of directors to serve a three-year term expiring on the date on which our annual meeting of stockholders is held in 2013 or until his successor is duly elected and qualified;

2.

To amend and restate our 2008 Equity Incentive Plan (the “Plan”) including an increase in the number of shares of common stock reserved for issuance under the Plan by 3,000,000 shares from 6,223,166 to 9,223,166;

3.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

4.	To transact any other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The foregoing items of business are more fully explained in the Proxy Statement accompanying this Notice.

The board of directors has fixed the close of business on September 29, 2010 as the record date for the purposes of determining the stockholders entitled to notice of, and to vote at, the Annual Meeting.

October 4, 2010

By Order of the Board of Directors,

/s/ Dr. Avi Katz

Dr. Avi Katz

President and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 27, 2010. THE PROXY STATEMENT AND THE 2009 ANNUAL REPORT ON FORM 10-K ARE AVAILABLE FREE OF CHARGE AT WWW.GIGOPTIX.COM.

GIGOPTIX, INC.

2300 Geng Road, Suite 250

Palo Alto, CA 94303

PROXY STATEMENT

INTRODUCTION

This Proxy Statement contains important information regarding our 2010 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 8:00 a.m., local time, on October 27, 2010 at our principal executive offices located at 2300 Geng Road, Suite 250, Palo Alto, California 94303. Your proxy is being solicited by our board of directors.

This Proxy Statement, the proxy card and the Annual Report on Form 10-K for the fiscal year ended December 31, 2009, are being distributed and made available to our stockholders on or about October 4, 2010.

QUESTIONS AND ANSWERS

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is to consider and vote on the following proposals:

1.

The election of one Class II director to our board of directors to serve a three-year term expiring on the date on which our annual meeting of stockholders is held in 2013 or until his successor is duly elected and qualified;

2.

To amend and restate our 2008 Equity Incentive Plan (the “Plan”) including an increase in the number of shares of common stock reserved for issuance under the Plan by 3,000,000 shares from 6,223,166 to 9,223,166;

3.	The ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

4.	The transaction of any other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

How does the board of directors recommend that I vote?

The board of directors recommends that you vote:

1.	FOR the election of C. James Judson as a Class II director (Proposal 1);

2.	FOR approval of the amendment and restatement the 2008 Equity Incentive Plan (Proposal 2);

3.	FOR the ratification of the selection of Grant Thornton LLP as our independent registered accounting firm for the fiscal year ending December 31, 2010 (Proposal 3); and

4.	FOR or AGAINST other matters that come before the Annual Meeting as the proxy holders deem advisable.

Who is entitled to vote on the proposals considered at the Annual Meeting?

The record date for the Annual Meeting is September 29, 2010. All holders of our common stock at the close of business on that date are entitled to attend and vote at the Annual Meeting. Each outstanding share of common stock is entitled to one vote on each matter that comes before the Annual Meeting. At the close of business on September 29, 2010, there were 12,195,031 shares of common stock outstanding.

What is a quorum, and how is it determined?

A quorum is the minimum number of shares that must be present at the Annual Meeting to conduct business. The presence in person or by proxy of a majority of the shares of common stock issued and outstanding and entitled to vote as of the record date shall constitute a quorum. At least 6,097,516 shares of common stock must be present in person or by proxy at the Annual Meeting to constitute a quorum.

How do I vote?

Your vote is very important and the procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•

To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the pre-paid envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. Your vote must be received by 11:59 p.m., Eastern Time on October 26, 2010 to be counted.

•	To vote through the internet, go to http://www.proxyvote.com/ to complete an electronic proxy card. Your vote must be received by 11:59 p.m., Eastern Time on October 26, 2010 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from GigOptix. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

What is the difference between holding shares as a stockholder of record and beneficial owner?

Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company LLC, you are considered, with respect to those shares, the “stockholder of record.” As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

Beneficial Owner. If your shares are held in a brokerage account or by a bank or other holder of record, you are considered with respect to those shares to be the “beneficial holder” or “beneficial owner,” and those shares are considered to be held in “street name.” In that case, the broker, bank, or other holder is considered the “stockholder of record.”

How can I vote at the meeting if I am a beneficial owner?

As the beneficial owner, you have the right to direct the broker, bank, or other holder of record with respect to voting your shares and may do so by:

(i) completing the voting instruction card provided to you by your broker, bank or other holder of record; or

(ii) you may attend the Annual Meeting and cast your vote. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting, unless you request, complete and deliver a proxy from your broker, bank or nominee. You will not be able to vote your shares at the meeting without a legal proxy.

Please note that due to a change in New York Stock Exchange or NYSE rules, the election of directors (Proposal One) is a “non-discretionary” item. If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal and those votes will be counted as “broker non-votes.” See “What are broker non-votes?” “What if I don’t vote for all of the items listed on my proxy card (or what happens if I abstain or my broker does not vote)?” for more information regarding broker non-votes.

What do I need to attend the Annual Meeting?

All stockholders attending the Annual Meeting must present valid government-issued photo identification at the door to be admitted. If you are not the holder of record of your shares (e.g., you hold shares through a brokerage account), you must also present a copy of an account statement reflecting your ownership of the shares as of the close of business on the record date, September 29, 2010. No cameras, recording equipment or other electronic devices will be permitted at the Annual Meeting.

How can I request proxy materials?

You may request a print or electronic copy of these proxy materials and you may elect to receive print or electronic copies of all future proxy materials by submitting a request to us at our website www.gigoptix.com/proxy; by mail at GigOptix, Inc., 2300 Geng Road, Suite 250, Palo Alto, CA 94303, Attn: Investor Relations; via toll-free telephone at (888) 969-4449 or via email at ir@gigoptix.com.

How will my shares be voted if I don’t provide specific instructions?

Your shares will be voted in accordance with the instructions that you indicate on your proxy card. If you execute your proxy card but do not provide instructions, your shares will be voted “FOR” the election of Mr. Judson as a Class II director, “FOR” the approval of the amendment and restatement the 2008 Equity Incentive Plan and “FOR” the ratification of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010. For any other matters that come before the Annual Meeting, your shares will be voted at the discretion of the proxies, Dr. Avi Katz and Ronald K. Shelton.

Can I change my vote after I have submitted a proxy?

Yes. If you are a stockholder of record, you may revoke a previously submitted proxy at any time before it is voted at the Annual Meeting. In order to revoke a proxy, you must do one of the following prior to the taking of the vote at the Annual Meeting:

•	Provide written notice of revocation to Corporate Secretary, c/o GigOptix, Inc., 2300 Geng Road, Suite 250, Palo Alto, California 94303;

•	Deliver a valid proxy bearing a later date or submit a new later dated proxy; or

•	Attend the Annual Meeting and vote in person and request that your proxy be revoked (attendance at the meeting will not by itself revoke a previously granted proxy).

However, please note that if you are a beneficial owner of shares held in street name, you may revoke your proxy by timely submitting new voting instructions to your broker, bank or other nominee or by obtaining a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares, or by attending the Annual Meeting and voting in person.

All shares that have been properly voted by proxy without timely revocation will be voted at the Annual Meeting.

What are broker non-votes?

Broker non-votes are shares held in street name by a broker that the broker has no discretionary authority to vote. Brokers do not have authority to vote on matters considered to be non-routine unless they have received instructions from the beneficial owners of the shares. Broker non-votes are counted for the purpose of establishing a quorum but are not considered to be entitled to vote.

What is the effect if I don’t cast my vote?

Stockholders of record — If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

Beneficial owners — If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors (Proposal One) and the approval of the amendment and restatement of our 2008 Equity Incentive Plan (Proposal Two). In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf in the election of directors as they felt appropriate. Recent changes in the relevant regulations were made to take away the ability of your bank or broker to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf. In addition, your broker is not permitted to vote your shares on the approval of the amendment and restatement of our 2008 Equity Incentive Plan, if your broker does not receive express voting instructions from you. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of our independent registered public accounting firm (Proposal Three).

What if I don’t vote for all of the items listed on my proxy card (or what happens if I abstain or my broker does not vote)?

If your proxy indicates an abstention from voting on all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the Annual Meeting. Because directors are elected based on a plurality vote, if you abstain from voting on the proposal to re-elect the directors, your abstention will have no effect on the outcome of the vote with respect to this proposal. If you abstain from voting on the proposal to approve the amendment and restatement of the 2008 Plan, or the proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm, your abstention will have the same effect as a vote against the proposal.

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. Thus, if you do not otherwise instruct your broker, the broker may vote your shares “for” routine matters but expressly indicate that the broker is NOT voting on non-routine matters. A “broker non-vote” occurs when a broker expressly indicates on a proxy that it is not voting on a matter, whether routine or non-routine. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal.

If you are a beneficial owner and your broker holds your shares in its name, the broker is permitted to vote your shares on the approval of Grant Thornton LLP as our independent registered public accounting firm even if the broker does not receive voting instructions from you. However, because of a change in NYSE rules, unlike at our previous annual stockholder meetings your broker does not have discretionary authority to vote on the re-election of directors, so it is very important that you instruct your broker how to vote on the proposals. In addition, your broker is not permitted to vote your shares on the approval of the amendment and restatement of our 2008 Equity Incentive Plan, if they do not receive express voting instructions from you.

How many votes are required to approve the proposals?

Proposal 1 — Election of Directors. Directors are elected by a plurality of votes present in person or represented by proxy and entitled to vote. If a quorum is present, the nominees receiving the highest number of votes will be elected to the board of directors. You may vote either “for” or “withhold” your vote for the director nominee. A properly executed proxy marked “withhold” with respect to the election of the directors will not be voted with respect to the director nominee and will not affect the outcome of the election, although it will be counted for purposes of determining whether there is a quorum.

Proposal 2 — Amendment and Restatement to the 2008 Equity Incentive Plan. To approve the amendment and restatement of our 2008 Equity Incentive Plan, including an increase in the number of shares of common stock reserved for issuance under the plan by 3,000,000 shares from 6,223,166 to 9,223,166 shares will require the affirmative vote of a majority of the shares present, represented, and entitled to vote on the item. You may vote “for,” “against,” or “abstain” from voting on this proposal. If you abstain from voting on this matter, your shares will be counted as present and entitled to vote on the matter for purposes of establishing a quorum, and the abstention will have the same effect as a vote against this proposal.

Proposal 3 — Ratification of our Independent Registered Public Accounting Firm. For the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010, the affirmative vote of a majority of the shares present, represented and entitled to vote on the item will be required for approval. You may vote “for,” “against,” or “abstain” from voting on this proposal. If you abstain from voting on this matter, your shares will be counted as present and entitled to vote on the matter for purposes of establishing a quorum, and the abstention will have the same effect as a vote against this proposal.

Who pays the cost of proxy solicitation?

We will bear the costs of the solicitation of proxies, including the costs of preparing, filing and mailing the proxy materials. We will also reimburse brokerage firms for expenses and fees related to the forwarding of these proxy materials to beneficial owners of our common stock. Our directors and executive officers may conduct further solicitations personally, but they will not receive additional compensation for such service.

What is householding?

Householding is a procedure approved by the SEC that provides for the delivery of only one copy of our proxy materials to stockholders residing at the same address, unless the stockholders have notified us of their desire to receive multiple copies. This procedure is known as “householding” and is intended to reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate proxy cards.

We will promptly deliver, upon request, a separate copy of the proxy statement to any stockholder residing at an address at which only one copy was mailed. Requests should be addressed to Investor Relations at our principal executive offices. If you are eligible for householding, but you and other stockholders of record currently receive multiple copies of these proxy materials, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our transfer agent, American Stock Transfer & Trust Company, LLC at 6201 15th Avenue, Brooklyn, NY 11219 and by telephone at (800) 937-5449.

If you are a beneficial stockholder and own your shares through a bank or broker, please contact your bank or broker to request additional copies.

How can I nominate director candidates?

Please refer to the section captioned “Candidates for the Board of Directors” on page 13 of this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

To our knowledge, the following table sets forth information regarding the beneficial ownership of our common stock outstanding on September 29, 2010, by each person who is known to us, based upon filings with the SEC or other information, to beneficially own more than 5% of our common stock, each of our directors, each executive officer named in the “Summary Compensation Table” and all current directors and executive officers as a group. Except as otherwise indicated below and subject to applicable community property laws, each owner has sole voting and sole investment power with respect to all shares shown as beneficially owned. As of September 29, 2010, we had 12,195,031 shares of common stock outstanding.

	Beneficial Ownership of Our Common Stock as of September 29, 2010 (1)
	Shares	Percent of Class
5% Stockholders
DBSI, Inc. (2)	2,375,634	18.48%
Arjesan I Limited Partnership (3)	578,986	4.66%
National Instruments Corporation (4)	1,066,270	8.74%
Vantage Point Venture Associates IV, L.L.C. (5)	699,828	5.74%
Elron Electric Industries, Ltd. (6)	774,026	6.35%
Directors
C. James Judson (7)	64,375	*
Neil J. Miotto (7)	41,875	*
Frank W. Schneider (8)	2,500	*
Kimberly D.C. Trapp (7)	38,251	*
Named Executive Officers
Dr. Avi Katz (7)	522,531	4.12%
Andrea Betti-Berutto (7)	253,548	2.04%
Julie Tipton (7)	96,232	*
All current directors and executive officers as a group (8 persons)	1,034,312	7.85%

*	Represents less than 1% of our outstanding common stock.

(1)

Beneficial ownership is based upon 12,195,031 shares of our common stock outstanding as of September 29, 2010. Except as otherwise noted, each of the persons set forth below has sole voting power and sole investment power with respect to the shares set forth opposite such person’s name. Unless otherwise indicated, each person’s address is c/o GigOptix, Inc., 2300 Geng Road, Suite 250, Palo Alto, California 94303. If a stockholder holds options or other securities that are exercisable or otherwise convertible into our common stock within 60 days of September 29, 2010, we treat the common stock underlying those securities as owned by that stockholder and as outstanding shares when we calculate that stockholder’s percentage ownership of our common stock. However, we do not consider that common stock to be outstanding when we calculate the percentage ownership of any other stockholder.

(2)

According to a Schedule 13D filed with the SEC on December 23, 2008, there are 742,549 shares held directly by iTerra Communications LLC (“iTerra”) and 972,612 shares held directly and 660,473 shares subject to a warrant held by Stellar Technologies LLC (“Stellar”), all of which the Schedule 13D states may be deemed to be beneficially owned by Douglas Swenson, DBSI, Inc. (“DBSI”) and DBSI Investments Limited Partnership (“DBSI Investments”). Stellar is the managing member of iTerra and is principally owned by DBSI Investments. Mr. Swenson is a general partner of DBSI Investments. DBSI holds the principal partner’s interest in DBSI Investments, but we have been informed that DBSI (but not iTerra, Stellar or DBSI Investments) is currently in Chapter 11 bankruptcy proceedings and that a Chapter 11 trustee was appointed by the bankruptcy court effective on August 31, 2009, at which date Mr. Swenson ceased to be the President of DBSI. We are uncertain as to the extent to which Mr. Swenson or DBSI is in a control position of DBSI Investments, and, on that basis, we have been informed only that Mr. Swenson, DBSI Investments and DBSI (through the trustee) share voting and dispositive power over 2,375,634 shares. iTerra and Stellar share voting and dispositive power over all of the shares that each entity directly owns. The address for DBSI is 1550 S. Tech Lane, Meridian, Idaho 83642.

(3)

Includes 361,866 shares and a warrant to purchase 217,120 shares. According to the Schedule 13D filed with the SEC on December 19, 2008, Arjesan I Limited Partnership, Lionica Corporation and Mr. Leo Lax share voting and dispositive power over 578,986 shares. Mr. Lax is the President of Lionica Corporation, which is the general partner of Arjesan I Limited Partnership. The address for Arjesan I Limited Partnership is 33 Hansen Avenue, Kanata, Ontario K2K 2C8 Canada.

(4)	The information as to National Instruments Corporation is derived from a Schedule 13D filed with the SEC on November 19, 2009.

(5)

The information as to VantagePoint Venture Associates IV, L.L.C. is derived from a Schedule 13G filed with the SEC on November 19, 2009. VantagePoint Venture Associates IV, L.L.C. is the general partner for VantagePoint Venture Partners IV (Q), L.P., which beneficially owns 634,046 shares, VantagePoint Venture Partners IV, L.P. which beneficially owns 63,474 shares, and VantagePoint Venture Partners IV Principals Fund, L.P., which beneficially owns 2,308 shares. Messrs. James Marver and Alan Salzman are the managing members of VantagePoint Venture Associates IV, L.L.C. VantagePoint Venture Associates IV, L.L.C., Mr. Marver and Mr. Salzman each disclaim beneficial ownership of such shares. The address for VantagePoint Venture Associates IV, L.L.C. is 1001 Bayhill Drive, Suite 300, San Bruno, California 94066.

(6)

According to a Schedule 13D filed with the SEC on November 19, 2009, by reason of Discount Investment Corporation Ltd. (“DIC”)’s 49% ownership (directly and through wholly owned subsidiaries) of the outstanding shares of Elron Electronic Industries Ltd. (“Elron”), DIC may be deemed a beneficial owner of, and may exercise voting or dispositive power with respect to, the shares held by Elron. DIC is controlled by IDB Development Corporation Ltd (“IDB Development”), a wholly owned subsidiary of IDB Holding Corporation Ltd. (“IDB Holding”). Nochi Dankner, Shelly Bergman, Ruth Manor and Avraham Livnat (the “Reporting Persons”), through private companies controlled by them, are shareholders of IDB Holding and through their privately owned companies have entered into a shareholders agreement for the purpose of maintaining and exercising control of IDB Holding as one single group of shareholders. IDB Development, IDB Holding, and each of the Reporting Persons may be deemed beneficial owners of, and may exercise voting or dispositive power with respect to, the shares held by Elron. Each Reporting Person disclaims beneficial ownership of all of the shares held by Elron. The address for Elron is Triangular Tower, 44th Floor, 3 Azrieli Center, Tel Aviv 67023, Israel.

(7)

Includes options to purchase shares of common stock exercisable within 60 days of September 29, 2010 as follows: 53,125 for Mr. Judson; 38,251 for Ms. Trapp; 41,875 for Mr. Miotto; 465,683 for Dr. Katz; 230,648 for Mr. Betti-Berutto; and 88,831 for Ms. Julie Tipton. Also includes warrants to purchase shares of common stock exercisable within 60 days of September 29, 2010 as follows: 22,900 for Mr. Betti-Berutto; 6,151 for Ms. Tipton; and 37,048 for Dr. Katz.

(8)	Mr. Schneider was appointed to our board of directors effective June 7, 2010.

CORPORATE GOVERNANCE

Members of the Board of Directors

The table below sets forth information regarding the members of our board of directors as of September 29, 2010. Our certificate of incorporation divides the board of directors into three classes with overlapping three year terms. Our board of directors currently consists of five members. One class is elected each year at the annual meeting of stockholders, and the classes are to be as nearly equal in number as possible. The term of each class of directors expires as follows: Class I at the 2012 annual meeting of stockholders, Class II at the Annual Meeting, and Class III at the 2011 annual meeting of stockholders. Each director shall hold office until his or her successor is duly qualified.

Our board previously consisted of seven members. In fiscal 2009, Messrs. Johnson and Swenson resigned in March and August 2009, respectively and in fiscal 2010, Mr. Vallner resigned in June 2010 and Mr. Schneider was appointed in June 2010.

Name	Age	Position	Class	Director Since
Dr. Avi Katz	52	Chairman of the Board of Directors, Chief Executive Officer and President	III	2008
C. James Judson	65	Director	II	2008
Neil J. Miotto	64	Director	I	2008
Kimberly D.C. Trapp	52	Director	I	2008
Frank W. Schneider	68	Director	III	2010

Class I Directors — continuing directors with a term expiring at the 2012 annual meeting of stockholders.

Neil J. Miotto has served on our board of directors since December 2008. He is a retired assurance partner of KPMG LLP, where he was a partner for twenty-seven years until his retirement in September 2006. While at KPMG, Mr. Miotto also served as an SEC reviewing partner. He is a member of American Institute of Certified Public Accountants. He holds a Bachelor of Business Administration degree from Baruch College, of The City University of New York. Mr. Miotto is a member of the board of directors of Micrel Inc., where he serves on the Audit Committee and Nominating/Corporate Governance Committee. We believe that Mr. Miotto’s extensive financial risk assessment and financial reporting experience with public companies and financial accounting matters makes him well-qualified to be on our board of directors.

Kimberly D.C. Trapp has served on our board of directors since December 2008. She previously served as a director of Lumera Corporation from October 2006 and a director of GigOptix LLC from October 2007 until the merger of the two companies in December 2008. For the past seven years, Ms. Trapp was the Industry Liaison Officer for the Center of Optical Technologies at Lehigh University, which advances the research and application of optical and electro-optic technologies. The Center supported over 45 industry liaison members and joint partners, and obtained more than $95 million in funding since 2001. Prior to joining Lehigh University, Ms. Trapp spent 23 years in the telecommunications industry, her last position being Director of Marketing Operations for the Agere Systems Optoelectronics Business. Ms. Trapp received her B.S. degree in chemistry from Purdue University, her M.S. degree in inorganic chemistry from Fairleigh Dickinson University, and has completed an MBA program. Ms. Trapp now serves on the Technology Board of The Swain School and is a member of the Cedar Crest College Board of Associates. From her experience in the industry, Ms. Trapp brings a tremendous amount of technical expertise, especially in the area of optical and electro-optic technologies, that we believe makes her well qualified to sit on our board of directors.

Class II Director — up for election at this Annual Meeting for a term expiring at the 2013 annual meeting of stockholders.

C. James Judson has served on our board of directors since December 2008. Until its merger with GigOptix LLC in December 2008, Mr. Judson had served as a director of Lumera Corporation since August 2004 and as chairman of its board of directors since March 2007. In 1995, Mr. Judson co-founded Eagle River Investments, LLC, a Kirkland-based venture capital fund focused on communications. Since 1975, Mr. Judson has been a business law partner at Davis Wright Tremaine in Seattle. Mr. Judson has a B.A. from Stanford University in economics and an L.L.B. from Stanford Law School. Mr. Judson currently serves as a director of Garrett and Ring Management Inc., Port Blakely Tree Farms, L.P., The Joshua Green Corporation, Sonata Capital, Airbiquity, Welco Lumber, Eden Rock Communications, Opanga and TSK America Co., Ltd. We believe Mr. Judson is well qualified to be on our board due to his leadership skills as evidenced by his significant entrepreneurial expertise, his extensive board memberships and more than 40 years of corporate legal practice providing representation to both large and small companies.

Class III Directors — continuing directors with terms expiring at the 2011 annual meeting of stockholders.

Dr. Avi Katz served as Chief Executive Officer, President, and Chairman of the board of directors of GigOptix LLC and GigOptix Inc. since he co-founded the companies in July 2007 and through its merger with Lumera Corporation in December 2008, respectively. Dr. Katz also served as a board member, Chief Executive Officer and President of iTerra Communications LLC, the predecessor to GigOptix LLC, from April 2007 until October 2007. Dr. Katz also serves as the Chairman of the board of directors of GigOptix-Helix AG and GigOptix Israel Ltd. From April 2006 to April 2007, he was the Corporate Development executive with Symphony Services Corp., and a Managing Partner and Chairman of APU-Global, a technology consulting company, which he founded in 2005. Dr. Katz was the Chief Executive Officer, President and a board member of Intransa, Inc., a provider of storage area network (SAN) over the IP systems, from 2003 to 2005, and was the Chief Executive Officer, President and a board member of Equator Technologies, Inc., a fabless semiconductor company, from 2000 to 2003. He holds numerous U.S. and international patents, has published about 300 technical papers and is the editor of a number of technical books. Dr. Katz received his Ph.D. in materials engineering and a B.S. in engineering from Technion-IIT, Israel, and is a graduate of the Israeli Naval Academy. As our co-founder, and the CEO since the inception, Dr. Katz has the benefit of understanding our complete history. This background, together with his extensive executive experience and exceptional technical skills, make Dr. Katz uniquely qualified to serve on our board of directors.

Frank W. Schneider joined our board of directors in June 2010. From October 2003 to January 2006, Mr. Schneider served as President and Chief Executive Officer of ION Systems, Inc., a privately-held manufacturer of electrostatic management systems. In January 2006, ION Systems was acquired by MKS Instruments, Inc., where Mr. Schneider served as Vice President and General Manager until his retirement in 2009. Prior to these roles, Mr. Schneider was the President and Chief Executive Officer of GHz Technology, Inc., until its merger with Advanced Power Technology, Inc. Subsequent to the merger, Mr. Schneider served as the Chief Operating Officer for the Radio Frequency business unit of that company. Mr. Schneider also serves on the board of directors of Micrel, Incorporated where he serves as a member of the Audit Committee and as chairman of the Compensation Committee, and has served as a member of the advisory board of Neomagic, Inc. and held various management and executive positions with Sharp Electronics Corporation, Philips Semiconductor and Corning Electronics. Mr. Schneider serves as a member of the Compensation Committee of our board of directors. He holds a B.S. in Electrical Engineering from West Virginia University and an M.B.A. from Northwestern University’s Kellogg School of Business. We believe Mr. Schneider is well qualified to serve on our board due to his leadership skills and industry experience, which he has demonstrated through more than 40 years of management and experience in the semiconductor, electronic component and systems industries.

Arrangements with Directors

Pursuant to the terms of the merger agreement between GigOptix LLC and Lumera Corporation, Dr. Katz was elected to serve as the chairman of our board of directors, and each of Mr. Judson, Ms. Trapp, and Mr. Miotto were elected to serve as our directors immediately following the effectiveness of the merger.

There are no immediate family relationships between or among any of our executive officers and directors.

Director Independence

The board of directors has determined that Mr. Judson, Mr. Miotto, Mr. Schneider and Ms. Trapp are “independent” directors. Mr. Judson is a nominee for election as a Class II director at the Annual Meeting.

The Company uses the independence standards set forth by Rule 5605(a)(2) of the Nasdaq Listing Rules. In reviewing the independence of our directors against these standards, we consider relationships and transactions between each director and members of the director’s family with us and our affiliates. Each member of our two standing committees, the audit committee and the compensation committee, is independent as defined by Rule 5605(a)(2) of the Nasdaq Listing Rules, and each member of our audit committee is also independent as defined by Rule 10A-3(b)(1) under the Exchange Act.

Meetings of the Board of Directors

The board of directors held 9 meetings during fiscal year 2009. Each director attended at least 75% of the meetings of the board of directors and the committees of the board of directors on which that director served. It is our policy that directors attend each annual meeting of stockholders.

Board Leadership Structure

Our board of directors believes that our Chief Executive Officer is best situated to serve as our Chairman of the Board, because he is the director most familiar with our business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside the company and industry, while the Chief Executive Officer brings company-specific experience and expertise. Our board of directors believes that the combined role of Chairman of the board and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and our board of directors, which are essential to effective governance.

One of the key responsibilities of our board of directors is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. Our board of directors believes the combined role of Chairman of the Board and Chief Executive Officer, together with our independent directors, is in the best interest of stockholders because it provides the appropriate balance between strategy development and independent oversight of management.

Board Committees

The board of directors has a standing audit committee and compensation committee and has adopted a written charter for each of them. The written charter for each committee can be found at our website, www.gigoptix.com.

We do not currently have a standing nominating committee. The entire board of directors participates in the consideration of director nominees. Because the composition of the board of directors was established pursuant to the terms of the merger agreement between Lumera Corporation and GigOptix LLC after significant discussion and consideration, we did not believe it necessary to have a standing nominating committee to specifically consider new nominees. We intend to establish a standing nominating committee prior to the 2011 annual meeting of stockholders.

Audit Committee

We have a separately designated standing audit committee, which has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The audit committee is comprised of not less than three nor more than four directors, each of whom is independent as determined by the board of directors and as defined by Rule 10A-3(b)(1) under the Exchange Act. The board of directors has also determined that Mr. Miotto is an “audit committee financial expert” as defined in SEC rules. This designation does not impose on Mr. Miotto any duties, obligations or liabilities that are greater than is generally imposed on him as a member of our audit committee or our board of directors. The current members of the audit committee are Mr. Miotto (who serves as chairman of the committee), Mr. Judson and Ms. Trapp.

The audit committee held 5 meetings during fiscal year 2009. The audit committee has adopted a written charter approved by the board of directors, which is available at our website at ir.gigoptix.com – Corporate Governance.

The audit committee is responsible for monitoring and overseeing: (i) our accounting and financial reporting processes; (ii) the preparation and integrity of our financial statements; (iii) our compliance with financial statement and regulatory requirements; (iv) the performance of our internal finance and accounting personnel and our independent registered accounting firm and (v) the qualification and independence of our independent registered accounting firm.

The audit committee has the authority to retain legal, accounting or other experts that it deems necessary to carry out its duties. It also has the authority to determine the compensation of such advisors, as well as that of our independent registered accounting firm, and to determine appropriate funding needs for ordinary administrative expenses that are necessary or appropriate for carrying out its duties.

The Audit Committee Report is included in this Proxy Statement on page 20.

Compensation Committee

We have a separately designated standing compensation committee. The members of the compensation committee are Mr. Judson (who serves as chairman of the committee), Mr. Schneider and Ms. Trapp, each of whom has been determined by the board of directors to be independent.

The compensation committee held 4 meetings during fiscal year 2009. The compensation committee has adopted a written charter approved by the board of directors, which is available at our website at ir.gigoptix.com – Corporate Governance.

The compensation committee advises the board of directors and fulfills some of the responsibilities of the board of directors relating to: (i) the compensation of our executive officers; (ii) the disclosure of executive compensation information in our Proxy Statement and (iii) oversight of our compensation programs and policies, including our equity and benefit plans.

The compensation committee approves the compensation of all executive officers except for the Chief Executive Officer. The Chief Executive Officer’s compensation is reviewed by the compensation committee and recommended to the board of directors for approval. Among the actions taken by the compensation committee in connection with executive compensation are: (i) establishing and reviewing the performance goals of each executive officer; (ii) reviewing and approving awards under our bonus plans and (iii) reviewing and approving the compensation packages for new and terminated executive officers. Our Chief Executive Officer regularly advises and makes recommendations to the compensation committee regarding the compensation of the other executive officers; however, he does not participate in the voting and deliberations of his own compensation. The compensation committee may not delegate its authority to other persons.

The compensation committee has the sole authority to retain any third party to assist with the assessment of executive compensation The committee further has authority to approve such third party’s fee and terms of retention. In January 2009, the Compensation Committee engaged an independent compensation consultant, Compensia, Inc., to provide the committee with an analysis of our salaries for executive officers. Compensia developed recommendations that were presented to the Compensation Committee for its consideration, and as a result, the Compensation Committee made changes to the cash compensation as described in greater detail in the Compensation Discussion and Analysis section of this proxy statement. The Compensation Committee did not engage a compensation consultant during 2008.

Candidates for the Board of Directors

It is the policy of the board of directors to consider candidates recommended by stockholders for membership on the board of directors. Individuals recommended by stockholders will be considered on the same basis and be subject to the same qualification criteria as those recommended by our management or other members of the board of directors. Stockholders should submit their recommendations to the following address and should include verification of the stockholder’s status as a stockholder and relevant information about the recommended candidate, including such candidate’s name and qualifications for membership on our board of directors.

GigOptix, Inc.

2300 Geng Road, Suite 250

Palo Alto, CA 94303

Attn: Investor Relations

While we do not have a formal diversity policy for board membership, the board of directors seeks directors who represent a mix of backgrounds and experiences that will enhance the quality of our board of directors’ deliberations and decisions. The board of directors has not established minimum qualifications of director nominees but considers a broad range of criteria to evaluate individual candidacies. Such criteria include but are not limited to: (i) industry experience; (ii) management experience; (iii) integrity and judgment; (iv) age; (v) independence; (vi) conflicts of interest and (vii) the current needs and expertise of the board of directors. The board of directors generally considers candidates in connection with upcoming elections and specific vacancies but may evaluate additional candidates on an ongoing basis as such candidates are recommended by our stockholders, directors or management.

The director who has been nominated for election as a Class II director at the Annual Meeting, C. James Judson, was first elected to the board of directors in 2008 in connection with the merger between Lumera Corporation and GigOptix LLC. He was nominated for election at the Annual Meeting by the entire board of directors.

Board’s Role in Risk Oversight

Our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. With the oversight of our full board of directors, our senior management is responsible for the day-to-day management of the material risks we face. In its oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Our board of directors holds strategic planning sessions with senior management to discuss strategies, key challenges, risks and opportunities for us. This involvement of the board of directors in setting our business strategy is a key part of its oversight of risk management, its assessment of management’s appetite for risk, and its determination of what constitutes an appropriate level of risk for us. Additionally, our board of directors regularly receives updates from senior management and outside advisors regarding certain risks we face, including various operating risks. Our senior management attends meetings of our board of directors and its committees on a quarterly basis, and as is otherwise needed, and are available to address any questions or concerns raised by the board on risk management and any other matters.

Each of our board committees oversees certain aspects of risk management and reports their findings to the full board of directors on a quarterly basis, and as is otherwise needed. Our audit committee is responsible for overseeing risk management of financial matters, financial reporting, the adequacy of our risk-related internal controls, internal investigations, and enterprise risks, generally. Our compensation committee oversees risks related to compensation policies and practices, and is responsible for establishing and maintaining compensation policies and programs designed to create incentives consistent with our business strategy that do not encourage excessive risk-taking.

Additional review or reporting on enterprise risks is conducted as needed or as requested by the board of directors or a committee thereof.

Communications with the Board of Directors

Any stockholder may send communications to our board of directors and to any individual director. Communications addressed to the board of directors will be forwarded to the chairman for review and distribution to the other members of the board of directors. Communications addressed to an individual director will be forwarded directly to the individual director. All communications to our executive offices should be sent to the attention of the Secretary.

Information regarding our Executive Officers

The table below sets forth information regarding our non-director executive officers as of September 29, 2010:

Name	Age	Title
Ronald K. Shelton	49	Senior Vice President and Chief Financial Officer
Andrea Betti-Berutto	46	Senior Vice President and Chief Technical Officer
Julie Tipton	46	Senior Vice President of Operations

Ronald K. Shelton has served as our Chief Financial Officer since December 2009, and in March 2010, was named our Senior Vice President and Chief Financial Officer. Mr. Shelton had previously served as a Consultant for Imara Corporation, a lithium-ion battery company, in 2009 and a Consultant and Acting Chief Financial Officer for IML Inc., a leading supplier of power management products for the TFT LCD market, from 2007 to 2008. Prior to that, Mr. Shelton served as Senior Vice President and Chief Financial Officer of Alien Technology Corporation, a company specializing in emerging radio frequency identification products, from 2005 to 2006 and as Chief Financial Officer of Alliance Semiconductor Corporation, a provider of analog and mixed signal products and high-performance memory products, from 2002 to 2005. Mr. Shelton has also previously served as Chief Financial Officer of Cirrus Logic, Lara Technology and EmpowerTel Networks. Mr. Shelton received his B.A. degree in economics from Stanford University.

Andrea Betti-Berutto is our Senior Vice President and Chief Technical Officer and has served as our Chief Technical Officer since the inception of GigOptix LLC in July 2007. Mr. Betti-Berutto was a co-founder of GigOptix LLC’s predecessor company, iTerra Communications, LLC, where he served in a variety of capacities from 2000 until July 2007. He also co-founded GigOptix LLC in July 2008. He has more than 16 years of experience in the design of Integrated Circuits (IC) and multichip modules for microwave, millimeter-wave, and RF applications. He is the author of several publications in technical journals in the area of power amplifiers, high-speed ICs, and broadband design for lightwave applications. Mr. Betti-Berutto received his M.S. degree in electrical engineering from the University of Rome “La Sapienza”.

Julie Tipton serves as our Senior Vice President of Operations since March 2010 following her tenure as our Vice President of Marketing since the inception of GigOptix LLC in July 2007. Previously, Ms. Tipton held numerous management positions at NXP Semiconductors and its predecessor, Philips Semiconductors, predominantly developing and marketing IC solutions for the consumer and mobile telephony segments from September 1985 until June 2007. She was most recently General Manager for Mobile Wireless LAN product line responsible for P&L. Her other positions at the company included Director of Operations for Business Line Connectivity, General Manager of Networking ASICs product line, Vice President and General Manager of Digital Video Interactive product line, Business Development Manager for Consumer ICs North America, and International Product Marketing Manager for Teletext ICs. Ms. Tipton received her BS degree in physics with electronics from the University of Kent at Canterbury and a Diploma in Marketing from Chartered Institute of Marketing, both in England.

Arrangements with Executive Officers

Pursuant to the terms of the merger agreement between GigOptix LLC and Lumera Corporation, Dr. Avi Katz was appointed as our Chief Executive Officer and Andrea Betti-Berutto was appointed our Chief Technical Officer immediately following the effectiveness of the merger.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table sets forth the compensation earned for services performed for us, or our subsidiaries, during the fiscal years ended December 31, 2008 and 2009 by:

•	our Chief Executive Officer; and

•	each of our other two most highly compensated executive officers, employed by us as of the end of the fiscal year ended December 31, 2009,

whom we refer to collectively as our named executive officers.

Name and Principal Position	Year		Salary	Bonus	Stock Awards (1)	Option Awards (1)	All Other Compensation	Total
(a)	(b)		(c)	(d)	(e)	(f)	(i)	(j)
Dr. Avi Katz	2009		$326,190	$115,000	$0	$328,064	$912	$770,166
Chairman of the Board of Directors, Chief executive Officer and President	2008	(2)	301,154	0	9,412	59,409	9,986	379,961

Julie Tipton	2009		223,384	25,000	0	44,136	373	292,893
Senior Vice President of Operations

Andrea Betti-Berutto	2009		203,076	25,000	0	103,682	312	332,070
Senior Vice President and Chief Technical Officer	2008	(2)	198,539	0	5,818	31,007	7,885	243,249

(1)

The amounts in columns (e) and (f) represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 10, “Stockholders’ Equity (Deficit),” to our audited financial statements for the fiscal year ended December 31, 2009 included in this Form 10-K.

(2)	Compensation earned by each of our named executive officers for the periods set forth below from GigOptix LLC, Lumera Corporation and GigOptix, Inc., as applicable, is as follows:

GigOptix LLC (for the period January 1, 2008 through December 8, 2008):

Name	Salary ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Dr. Avi Katz	288,462	9,412	29,695	9,446	337,015
Andrea Betti-Berutto	190,077	5,818	15,880	7,537	219,312

GigOptix, Inc. (for the period from December 9, 2008 through December 31, 2008):

Name	Salary ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Dr. Avi Katz	12,692	29,714	0	42,946
Andrea Betti-Berutto	8,462	15,127	348	23,937

Narrative Disclosure to Summary Compensation Table

On December 9, 2008, Lumera Corporation and GigOptix LLC completed their combination by merger, which resulted in the two companies becoming wholly owned subsidiaries of GigOptix, Inc. Immediately before the completion of the merger, the common stock of Lumera was registered under Section 12(b) of the Exchange Act. Upon the closing of the merger, the common stock of GigOptix, Inc. was deemed registered under Section 12(g) of the Exchange Act by operation of paragraph (a) of Rule 12g-3 under the Exchange Act.

For 2009, the Summary Compensation Table sets forth the aggregate compensation earned by each of our named executive officers in 2009, and also shows compensation earned in 2008 from each of GigOptix LLC or Lumera Corporation, as applicable, prior to the completion of the merger, and by GigOptix, Inc. following the completion of the merger. Footnote 2 to the Summary Compensation Table discloses the specific compensation earned by the named executive officers attributable to their service to each respective entity in 2008. All compensation earned after the closing of the merger, including all compensation earned in 2009, is attributable to the combined company, GigOptix, Inc.

The components of executive compensation consist of salary, annual cash bonuses and equity grants. Annual cash bonuses are awarded in the discretion of the compensation committee of the board of directors after a review and evaluation of each executive officer’s performance during the year. Equity grants generally consist of stock options, warrants and restricted stock units and are intended to serve as long-term compensation. The compensation committee may also authorize special compensation awards in the form of cash or equity grants to recognize extraordinary efforts or results.

In January 2009, the Compensation Committee engaged an independent compensation consultant, Compensia to provide the Compensation Committee with an analysis of our salaries for executive officers. In order to learn more about overall market conditions, the Committee reviewed market data compiled by Compensia that was selected based on similar industry, geography and revenue to the Company and included both public and private companies, but is dominated by public companies.

Compensia’s analysis indicated that the Company’s total cash compensation for its executive officers was in approximately the 30th percentile as compared to the peer group. After reviewing Compensia’s analysis, the Company decided to target total cash compensation for its executives at approximately the 65th percentile of technology companies with less than $50 million in revenue.

The Compensation Committee did not engage a compensation consultant during 2008.

Equity awards are generally granted pursuant to the GigOptix, Inc. 2008 Equity Incentive Plan. Equity grants to our executive officers generally vest as to 25% of the underlying award on the one-year anniversary of the grant date and monthly thereafter for a period of three years. In the case of stock options and warrants, the exercise price is set at 100% of the fair market value of the underlying common stock on the date of grant.

We have entered into a standard employment agreement with each of our executive officers, which governs the standard terms of employment as well as provides for certain payments upon termination of employment. We have entered into an employment agreement with Dr. Avi Katz, our Chief Executive Officer, for the same purpose but with different terms. Both Dr. Katz’s employment agreement and the standard employment agreement are discussed in more detail below under the caption “Employment Arrangements with Named Executive Officers.”

Outstanding Equity Awards at Fiscal Year-End (2009)

Name and Principal Position	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Option Exercise Price ($)	Option Expiration Date
Dr. Avi Katz Chairman of the Board of Directors, Chief Executive Officer and President	8/1/2007	27,500	—	$0.73	8/1/2017
	8/1/2007	6,875	—	$0.73	8/1/2017
	8/1/2007	10,312	—	$0.73	8/1/2017
	8/1/2007	137,500	—	$0.73	8/1/2017
	11/6/2008	37,048	—	$6.08	7/16/2013
	12/17/2008	145,334	436,004	$1.10	12/17/2018
	3/19/2009	—	77,764	$0.95	3/19/2019
	11/9/2009	—	93,176	$3.50	11/9/2019
	11/9/2009	—	36,824	$3.50	11/9/2019

Andrea Betti-Berutto Senior Vice President and Chief Technology Officer	8/1/2007	44,412	—	$0.73	8/1/2017
	8/1/2007	68,200	—	$0.73	8/1/2017
	11/6/2008	22,900	—	$6.08	7/16/2013
	12/17/2008	59,728	179,185	$1.10	12/17/2018
	3/19/2009	—	36,025	$0.95	3/19/2019
	11/9/2009	—	38,011	$3.50	11/9/2019

Julie Tipton Senior Vice President of Operations	8/1/2007	30,250	—	$0.73	8/1/2017
	11/6/2008	6,151	—	$6.08	7/16/2013
	12/17/2008	30,190	90,573	$1.10	12/17/2018
	3/19/2009	—	15,335	$0.95	3/19/2019
	11/9/2009	—	16,181	$3.50	11/9/2019

Grant Date	Vesting Schedule for Dr. Katz
11/9/2009	The grant of 93,176 stock options vested as to 25% of the underlying award on the first anniversary of the grant date and as to 1/36 of the underlying award every month thereafter for three years. The grant of 36,824 stock options vested as to 25% of the underlying award on the first anniversary of the grant date and as to 1/36 of the underlying award every month thereafter for three years.

3/19/2009	The grant of 77,764 stock options vested as to 25% of the underlying award on the first anniversary of the grant date and as to 1/36 of the underlying award every month thereafter for three years.

12/17/2008	Grant of 581,338 stock options vests as to 25% of the underlying award on the one year anniversary of the grant date and as to 1/36 of the underlying award every month thereafter for three years.

11/6/2008	Warrant to purchase 37,048 shares was fully vested as of the grant date.

8/1/2007	The grant of 137,500 stock options vested as to 25% of the underlying award on the first anniversary of the grant date and as to 1/36 of the underlying award every month thereafter for three years, and then 50% of the unvested options were fully vested upon the closing of the GigOptix LLC merger with Lumera Corporation and the other 50% will be vested on 12/31/2009. The grant of 10,313 stock options, which was to vest upon the schedule closing of a financing event, fully vested upon the closing of the GigOptix LLC merger with Lumera Corporation. The grants of 27,500 stock options and 6,875 stock options were fully vested on the grant date.

Grant Date	Vesting Schedule for Dr. Katz
11/9/2009	The grant of 38,011 stock options vests as to 25% of the underlying award on the one year anniversary of the grant date and as to 1/36 of the underlying award every month thereafter for three years.

3/19/2009	The grant of 36,025 stock options vests as to 25% of the underlying award on the one year anniversary of the grant date and as to 1/36 of the underlying award every month thereafter for three years.

12/16/2008	The grant of 238,913 stock options vests as to 25% of the underlying award on the one year anniversary of the grant date and as to 1/36 of the underlying award every month thereafter for three years.

11/6/2008	Warrant to purchase 22,900 shares was fully vested as of the grant date.

8/1/2007	The grant of 68,200 stock options vested as to 25% of the underlying award on the first anniversary of the grant date and as to 1/36 of the underlying award every month thereafter for three years, and then 50% of the unvested option were fully vested upon the closing of the GigOptix LLC merger with Lumera Corporation and the other 50% will be vested on 12/31/2009. The grant of 44,412 stock options was fully vested on the grant date.

Grant Date	Vesting Schedule for Ms. Tipton
11/9/2009	The grant of 16,181 stock options vests as to 25% of the underlying award on the one year anniversary of the grant date and as to 1/36 of the underlying award every month thereafter for three years.

3/19/2009	The grant of 15,335 stock options vests as to 25% of the underlying award on the one year anniversary of the grant date and as to 1/36 of the underlying award every month thereafter for three years.

12/16/2008	The grant of 120,763 stock options vests as to 25% of the underlying award on the one year anniversary of the grant date and as to 1/36 of the underlying award every month thereafter for three years.

11/6/2008	Warrant to purchase 6,151 shares was fully vested as of the grant date.

8/1/2007	The grant of 30,250 stock options was fully vested on the grant date.

Additional Narrative Disclosure

We do not have deferred compensation plans, pension plans or other similar arrangements or plans for our executive officers, except a tax-qualified 401(k) Plan, which is available generally to all of our employees.

We have entered into an employment agreement with Dr. Katz, our Chief Executive Officer. The term of the agreement is three years, and it establishes his annual salary, bonuses and eligibility for health benefits, among other provisions. The agreement also provides for severance payments under certain circumstances. In the event that he terminates his employment by reason of death or disability, Dr. Katz (or his estate) is entitled to his annual bonus (pro rata based on amount of time employed), six months of continued salary and continued health benefits (or the cash value in the case of death). If Dr. Katz is terminated without cause (as defined in the agreement) or terminates his employment for good reason (as defined in the agreement), he is entitled to his annual bonus (pro rata based on amount of time employed), six months of continued salary, a lump sum equal to 18 months of his salary, vesting of 75% of his outstanding unvested equity awards and continued health benefits. In the event of termination in connection with a change in control (as defined in the agreement), Dr. Katz is entitled to his annual bonus (pro rata based on amount of time employed), three years of his annual salary and bonus, vesting of all of his outstanding unvested equity awards and continued health benefits.

We have entered into a standard employment agreement with all of our other executive officers. The standard employment agreement sets forth certain provisions regarding annual salary, bonuses and eligibility for health benefits among other provision. According to the terms of the agreement, if the executive officer’s employment terminates because of death or disability, he (or his estate) is entitled to his annual bonus (pro rata based on amount of time employed), six months of continued salary and continued health benefits (or the cash value in the case of death). In the event of termination by us for reasons other than cause (as defined in the agreement) or termination by the executive officer for good reason (as defined in the agreement), the executive officer is entitled to his annual bonus (pro rata based on amount of time employed), six months of continued salary, vesting of 25% of the executive officer’s outstanding unvested equity awards and continued health benefits. The standard employment agreement has no special provisions for terminations in connection with a change in control.

The GigOptix, Inc. 2008 Equity Incentive Plan contains certain provisions for change in control transactions. In the event of a Covered Transaction (as defined in the plan), the outstanding awards must either be assumed or substituted by the successor company or will be fully accelerated prior to the closing of the Covered Transaction.

Director Compensation

The following table sets forth the compensation earned for services performed for us as a director by each member of our board of directors, other than any directors who are also our named executive officers, during the fiscal year ended December 31, 2009.

2009 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)
C. James Judson	—	—	—
Kimberly D.C. Trapp	—	—	—
Neil J. Miotto	—	$12,980	$12,980
Dr. Joseph J. Vallner (2)	—	—	—
Stephen C. Johnson (3)	—	—	—
Douglas L. Swenson (4)	—	—	—

(1)

The amounts represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 13, “Stockholders’ Equity (Deficit),” to our audited financial statements for the fiscal year ended December 31, 2009 included in our Form 10-K.

(2)	Mr. Vallner resigned as a member of our board of directors effective June 7, 2010.

(3)	Mr. Johnson resigned as a member of our board of directors effective March 19, 2009.

(4)	Mr. Swenson resigned as a member of our board of directors effective August 31, 2009.

As of December 31, 2009, each director held option awards as follows:

Name	Aggregate Number of Shares Underlying Stock options (#)
C. James Judson	63,125
Kimberly D.C. Trapp	48,251
Neil J. Miotto	56,000
Dr. Joseph J. Vallner	56,249
Stephen C. Johnson	—
Douglas L. Swenson	—

Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the Audit Committee Report which follows does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any such filings, except to the extent to which we specifically incorporate any such information in any such future filings.

AUDIT COMMITTEE REPORT

We have reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended December 31, 2009.

We have discussed with PricewaterhouseCoopers LLP (“PWC”), the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 114, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

We have received and reviewed the written disclosures and the letter from PWC required by applicable requirements of the Public Company Accounting Oversight Board regarding PWC’s communications with the audit committee concerning independence, and have discussed with PWC its independence.

Based on the reviews and discussions referred to above, we recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Neil J. Miotto, Chairman

C. James Judson

Kimberly D.C. Trapp

Members, Audit Committee

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3, 4 and 5 furnished to us and written representations that no other reports were required, we believe that each of our directors, executive officers and beneficial owners of greater than 10% of our common stock complied during fiscal year 2009 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, except for:

•	One Form 4 filed late in connection with sales of common stock on December 1, 2009 by each of the following persons: Julie Tipton, Dawn Casterson and Dr. Avi Katz;

•	A Form 4 filed late in connection with a sale of common stock by Andrea Betti-Berutto on December 7, 2009;

•	One Form 3 filed late in connection with an initial statement of beneficial ownership by Ronald K. Shelton on December 1, 2009;

•	One Form 3 filed late in connection with an initial statement of beneficial ownership by National Instruments Corporation on November 9, 2009;

•	One Form 3 filed late in connection with an initial statement of beneficial ownership by Dawn Casterson on April 7, 2009; and

•	One Form 4 filed late in connection with the grant of stock options on March 19, 2009 by each of the following persons: Dr. Avi Katz, Julie Tipton and Andrea Betti-Berutto

Code of Ethics

We have adopted a Code of Business Ethics and Conduct that applies to our directors, executive officers and employees. We will disclose any future amendments to, or waivers from, the Code of Business Ethics and Conduct on our website http://www.gigoptix.com within four business days following the date of the amendment or waiver. We will provide to any person, without charge, a copy of Code of Business Ethics and Conduct upon written request to:

GigOptix, Inc.

2300 Geng Road, Suite 250

Palo Alto, California 94303

Attn: Investor Relations

Equity Compensation Plan Information

The following table reflects information for our equity compensation plans as of December 31, 2009.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	3,089,285	$3.58	358,275
Equity compensation plans not approved by security holders	79,800	$6.08	—

Total	3,169,085	$3.64	358,275

*

As disclosed in our Form S-8 filed February 5, 2010, stockholders of the Company previously approved automatic annual increases in the number of available shares reserved for issuance on January 1 of each year. On January 1, 2010, the number of additional shares available for issuance under our 2008 Equity Incentive Plan was 464,505. In addition, the stockholders also approved an increase of 3,000,000 additional shares reserved for issuance that became effective on January  20, 2010.

Related Person Transactions

iTerra Communications LLC

iTerra Communications LLC (“iTerra”) is one of our largest stockholders. Stellar Technologies LLC (“Stellar”), another large stockholder, is the managing member of iTerra, and Douglas L. Swenson, one of our directors, is the President of DBSI Investments Limited Partnership, the principal owner of iTerra. In July 2007 and January 2008, GigOptix LLC issued convertible promissory notes to Stellar in the aggregate amount of $10.3 million which was later converted into membership units in GigOptix LLC. Additionally, in August 2008, Stellar purchased $1.2 million in membership units from GigOptix LLC.

Peter Biere

The employment of Peter Biere, our former Chief Financial Officer, was terminated effective April 7, 2009. In exchange for Mr. Biere’s general release of claims against us, we agreed to provide him with severance payments equal to six months of his base annual salary, continued premiums for health and dental plans for six months and the acceleration of 25% of his unvested stock options. The approximate dollar value of Mr. Biere’s interest in this arrangement was $132,034.

Independent Public Accountants

The following table sets forth the aggregate fees billed by PricewaterhouseCoopers LLP for auditing and other services provided to us for the fiscal years 2009 and 2008.

	2009	2008
Audit Fees (1)	$846,000	$968,000
Audit - Related Fees (2)	$100,000	$—
Tax Fees (3)	$25,400	$9,800
All Other Fees	$—	$—

(1)

Audit fees include fees for professional services rendered by our principal accountant for the audit of our annual financial statements, review of financial statements included in our Forms 10-Q and other services normally provided by accountants in connection with statutory and regulatory filings or engagements for those fiscal years. Included within the audit fees amount for 2008 is $325,000 related to professional services rendered by PricewaterhouseCoopers LLP in connection with their review of the Form S-4 of the predecessor registrant, which was filed on October 24, 2008. Included within the audit fees amount for 2009 is $340,000 related to professional services rendered by PricewaterhouseCoopers LLP in connection with our acquisition of ChipX and associated regulatory filings.

(2)	Included in audit related fees for 2009 is $100,000 related to due diligence services rendered by PricewaterhouseCoopers LLP in connection with our acquisition of ChipX.

(3)	Fees for tax services relate to tax return preparation and other compliance services.

In considering the nature of the services provided by the independent registered public accounting firm, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent registered public accounting firm and our management to determine that they are permitted under the rules and regulations concerning auditors’ independence promulgated by the Securities and Exchange Commission, as well as the American Institute of Certified Public Accountants.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee pre-approves all audit services and all permitted non-audit services by the independent registered public accounting firm. The Audit Committee evaluates whether our use of the independent registered public accounting firm for permitted non-audit services is compatible with maintaining the independence of the independent registered public accounting firm. The Audit Committee’s policies prohibit the Company from engaging the independent registered public accounting firm to provide any services relating to bookkeeping or other services related to accounting records or financial statements, financial information systems design and implementation, appraisal or valuation services, fairness opinions or contribution-in-kind reports, actuarial services, or internal audit outsourcing services unless it is reasonable to conclude that the results of these services will not be subject to audit procedures. The Audit Committee’s policies prohibit the Company from engaging the independent registered public accounting firm to provide any services relating to any management function, expert services not related to the audit, legal services, broker-dealer, investment adviser, or investment banking services or human resource consulting. The Audit Committee approved in advance all fees for services provided by our independent registered public accounting firm, PricewaterhouseCoopers LLP, for the years ended December 31, 2008 and 2009 and has concluded that the provision of these services is compatible with the accountants’ independence.

Stockholder Proposals

Any stockholder may submit a proposal for inclusion in our proxy statement in accordance with Rule 14a-8 of the Exchange Act. The deadline for inclusion of a proposal in our proxy statement for the 2011 annual meeting of stockholders is August 28, 2011. If the date of the 2011 annual meeting is changed by more than 30 days prior to or delayed by more than 30 days after the one year anniversary of the Annual Meeting (October 27, 2010), then the deadline for inclusion of a proposal in the proxy statement will be a reasonable time before we begin to print and send our proxy materials.

Stockholders may also submit proposals for consideration at the annual meeting of stockholders regardless of whether they are to be included in our proxy statement. To be properly brought before the annual meeting, a stockholder must provide written notice to the Secretary not fewer than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the prior year’s annual meeting; provided that if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice must be delivered not later than the close of business on the later of (i) the ninetieth (90th) day prior to such annual meeting or (ii) the tenth (10th) day following the date on which the notice of the annual meeting was mailed or other such public disclosure was made. Stockholder proposals for the 2011 annual meeting of stockholders must be submitted no earlier than July 29, 2011 and no later than August 28, 2011. These requirements are separate from, and in addition to, the requirements that must be met to have a stockholder proposal included in the proxy statement.

Pursuant to our bylaws, a stockholder may nominate a candidate for election to the board of directors at an annual meeting of stockholders by providing written notice to the Secretary not fewer than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the prior year’s annual meeting. Any such notice must set forth the information required by our bylaws, including certain information about the stockholder making the nomination and certain information about the person nominated for election. Stockholder nominations for election at the 2011 annual meeting of stockholders must be submitted no earlier than July 29, 2011 and no later than August 28, 2011.

Annual Report on Form 10-K

We will provide without charge a copy of our Annual Report on Form 10-K, including the financial statements and the financial statement schedules, to any stockholder upon written request to GigOptix, Inc., 2300 Geng Road, Suite 250, Palo Alto, CA 94303, Attn: Parker Martineau, Corporate Communications Manager. The copy of the Annual Report on Form 10-K is accompanied by a list and brief descriptions of the exhibits not provided, and we will provide the exhibits upon request for a reasonable fee.

PROPOSALS AT THE ANNUAL MEETING

PROPOSAL 1 — Election of Directors

The board of directors is divided into three classes, each of which features a term that expires at a different annual meeting of stockholders. There are currently six directors. The Class II director is up for election at the Annual Meeting and will serve for a term expiring at the 2013 annual meeting of stockholders.

The board of directors has nominated C. James Judson to serve as a Class II director. In the event that the nominee is unable or unwilling to accept nomination or election as a director, the proxies authorizing management to vote for such nominee will be voted for such other person as the board of directors determines. Stockholders are not entitled to cumulate their votes for nominees for election to the board of directors. The nominee receiving the greatest number of “FOR” votes shall be elected.

The board of directors recommends that you vote “FOR” the election of C. James Judson as a Class II director.

PROPOSAL 2 — Amendment to the 2008 Equity Incentive Plan

On September 28, 2010, our board of directors approved an amendment to the Plan to increase by 3,000,000 shares the maximum number of shares of our common stock that may be issued under the Plan. Our stockholders initially authorized us to issue under the Plan a total of 2,500,000 shares of our common stock (subject to adjustment as described in more detail below). In addition, the stockholders also approved an increase of 3,000,000 additional shares reserved for issuance that became effective on January 20, 2010. The authorized amount was thereafter increased pursuant to the evergreen provisions of the Plan. As of September 29, 2010, a total of 6,223,166 shares have been authorized for issuance under the Plan. As of September 29, 2010, a total of 4,442,579 shares of our common stock were subject to awards currently outstanding under the Plan and 1,612,736 shares of our common stock were available for future issuance. If this proposal is approved by our stockholders, a total of 4,612,736 shares of our common stock will be available for issuance on the date of such approval.

Our board believes that the approval of the amendment to the Plan to increase the shares reserved under the Plan by 3,000,000 shares, is essential to our continued success. We believe that our employees are our most valuable assets and that the awards permitted under the Plan are vital to our ability to attract and retain outstanding and highly skilled individuals in the competitive labor markets in which we compete. These awards also are crucial to our ability to motivate our employees to achieve our company goals.

Purpose and Effect of the Amendment

The amendment to the Plan increases the maximum number of shares of common stock reserved for issuance under the Plan from 6,223,166 shares to 9,223,166 shares.

As of September 29, 2010, only 1,612,736 shares remained available for the future grant of equity awards under the Plan, a number that our board of directors believes to be insufficient to meet our anticipated needs. Therefore, our board of directors unanimously adopted an amendment to increase the maximum number of shares of our common stock issuable under the Plan by 3,000,000 shares so that a total of 4,612,736 shares will be available for issuance on the date of such approval (out of a total of 9,223,166 shares authorized for issuance under the Plan) to ensure that we will continue to have available a reasonable number of shares for our equity incentive program.

Summary of the Plan

The essential features of the Plan are outlined below. This summary is qualified in its entirety by the specific language of the Plan, a copy of which is attached as Annex E to the Company’s Registration Statement on Form S-4, filed with the SEC on September 8, 2008.

General. The purpose of the Plan is to advance the interests of the Company by providing for the grant to eligible participants of stock-based and other incentive Awards. Under the Plan, we may grant equity-based incentive awards to our employees, directors, consultants and advisors. We may grant incentive stock options (within the meaning of Section 422 of the Internal Revenue Code, as amended (the “Code”)) to employees, and nonstatutory stock options, stock appreciation rights, restricted stock, unrestricted stock, stock units, including restricted stock units, performance awards, cash awards and other stock based awards to our employees, directors, consultants and advisors. For purposes of this summary, the term “equity award” refers to awards of options, stock appreciation rights, restricted stock, unrestricted stock, stock units and other awards that are convertible into or otherwise based on the Company’s common stock.

Administration

The compensation committee of the Company’s board of directors has the power and authority to administer the Plan. In accordance with the terms of the Plan, the Company’s compensation committee may delegate this power and authority to one or more of its members, and, under certain circumstances, may delegate the power to grant rights or options or to allocate other awards to one or more officers of the Company. The Company’s compensation committee has discretionary authority to interpret the Plan; determine eligibility for and grant awards under the Plan; prescribe forms, rules and procedures with regards to such awards; and otherwise do all things necessary to carry out the purposes of the Plan.

Eligibility

The Plan administrator will select Plan participants from key employees, directors, consultants and advisors of the Company or its affiliates who, in the opinion of the administrator, are in a position to make a significant contribution to the success of the Company and its affiliates. Only employees of the Company or its subsidiaries are eligible to receive incentive stock options. As of September 29, 2010, approximately 85 of our employees, directors and consultants would be eligible to participate in the Plan.

Awards

Awards under the Plan may be made in the form of:

•

stock options, which entitle the recipient to acquire shares of Company common stock upon payment of a specified exercise price, which may be comprised of either incentive stock options, or ISOs, or non-statutory stock options;

•

stock appreciation rights (“SARs”), which entitle the holder upon exercise to receive cash or Company common stock, as the administrator determines, equal to a function (determined by the administrator) of the amount by which the Company common stock has appreciated in value since the date of the award;

•	restricted stock, representing an award of Company common stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are satisfied;

•	unrestricted Company common stock;

•

stock units, consisting of unfunded and unsecured promises, denominated in shares of Company common stock, to deliver Company common stock or cash to the recipient measured by the value of Company common stock at a point in the future, including restricted stock units, payment on which is subject to satisfaction of specified performance or other vesting conditions;

•	performance awards;

•	cash awards; and

•	other awards that are convertible into or otherwise based on the Company’s common stock.

Any of the foregoing awards may be made subject to attainment of performance criteria over a period of one or more years.

Amendment and Termination

The Plan administrator may at any time amend the Plan or any outstanding award and may at any time terminate the Plan as to future grants of awards, provided that the Plan administrator may not, without the affected award recipient’s consent, alter the terms of an award so as to adversely affect a participant’s rights under the award, unless the Plan administrator expressly reserved the right to do so at the time of the award. Amendment to the Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by law. The Plan will terminate in June 2018 unless the Plan administrator terminates it earlier.

Shares Subject to the Plan

The maximum aggregate number of shares that may be awarded and sold under the Plan as of September 29, 2010, is (A) 6,223,166 shares, which includes increases pursuant to (B) below made on the first day of the Company’s 2009 and 2010 fiscal years plus (B) annual increases effective as of the first day of the Company’s fiscal year beginning in 2011 and the first day of each subsequent fiscal year prior to the termination of the Plan in an amount equal to the lesser of (i) 5% of the number of shares of Company common stock outstanding as of the Company’s immediately preceding fiscal year or (ii) such lesser amount, if any, as the Company’s board of directors may determine. In addition, if this proposal is approved by our stockholders, an additional 3,000,000 shares will be available for issuance under the Plan. The number of shares of Company common stock delivered in satisfaction of awards shall, for purposes of the immediately preceding sentence, be determined net of shares of Company common stock withheld by the Company, or tendered to the Company, in payment of the exercise price of the award or in satisfaction of tax withholding requirements with respect to the award. Subject to such overall maximum, up to 21,000,000 shares of Company common stock may be issued upon the exercise of ISOs and up to 21,000,000 shares of Company common stock may be issued with respect to stock options that are not ISOs. These limits shall be construed to comply with Section 422 of the Code and regulations thereunder. To the extent consistent with the requirements of Section 422 of the Code and regulations thereunder, and with other applicable legal requirements (including applicable stock exchange and NASDAQ requirements), Company common stock issued under awards that convert, replace or adjust awards of an acquired company will not reduce the number of shares available for awards under the Plan.

Shares issued under the Plan may be authorized but unissued shares or treasury shares. No fractional shares of Company common stock will be delivered under the Plan.

The maximum number of shares of Company common stock for which stock options may be granted to any person in any calendar year and the maximum number of shares of Company common stock subject to SARs granted to any person in any calendar year will each be 2,500,000. The maximum number of shares subject to other awards granted to any person in any calendar year will be 1,000,000 shares. The maximum amount payable to any person in any year under cash awards will be $5,000,000. These limits will be construed in a manner consistent with Section 162(m) of the Code.

Terms and Conditions of Awards

All Awards

Generally, the Plan administrator will determine the terms of all awards under the Plan, including the vesting and acceleration of vesting of awards, provisions for the withholding of taxes, and payment of amounts in lieu of cash dividends or other cash distributions with respect to Company common stock subject to awards. Upon the cessation of a participant’s employment with the Company, an award requiring exercise will cease to be exercisable and will terminate and all other unvested awards will be forfeited, except that:

•

All stock options and SARs held by the participant which were exercisable immediately prior to the participant’s cessation of employment will remain exercisable for the lesser of (i) three months or (ii) the period ending on the latest date such stock option or SAR could have been exercised;

•

All stock options and SARs held by the participant which were exercisable immediately prior to the participant’s death will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the participant’s death or (ii) the period ending on the latest date on which such stock option or SAR could have been exercised; and

•

All stock options and SARs held by a participant immediately prior to the cessation of the participant’s employment will immediately terminate upon such cessation if the plan administrator determines that such cessation has resulted for reasons which cast discredit on the participant so as to justify immediate termination of the award.

The exercise price (or base value from which appreciation is to be measured) of each award requiring exercise will be 100% (or in the case of certain ISOs, 110%) of the fair market value of Company common stock subject to such award, as determined on the date of the grant, or such higher amount as the plan administrator may determine. No awards, once granted, may be repriced other than in accordance with applicable stock exchange stockholder approval requirements. Fair market value will be determined by the plan administrator consistent with the applicable requirements of Section 422 and Section 409A of the Code.

Awards requiring exercise will have a maximum term not to exceed ten years from the date of grant. Certain ISO awards will have a minimum term not to exceed five years from the date of grant.

Effect of Certain Transactions

Effect of Covered Transactions

Except as otherwise provided in an award agreement, in the event of a “covered transaction,” as defined in the Plan, the Plan administrator may provide for the assumption of some or all outstanding awards, or for the grant of new awards in substitution therefor, by the acquiror or survivor, in each case on such terms and conditions as the Plan administrator determines. In the event of a covered transaction in which there is no such assumption or substitution, except as otherwise provided in an award agreement, each stock option, SAR and other award requiring exercise will become fully exercisable, and the delivery of shares of Company common stock issuable under each outstanding award of restricted stock units will be accelerated and such shares will be issued, prior to the covered transaction on a basis that gives the holder of the award a reasonable opportunity following exercise of the award or issuance of the shares to participate as a stockholder in the covered transaction. In the case of restricted stock, the plan administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Company common stock in connection with the covered transaction be placed in escrow or otherwise made subject to such restrictions as the plan administrator deems appropriate to carry out the intent of the Plan.

The Plan defines “covered transactions” to include any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a covered transaction involves a tender offer that is reasonably expected to be followed by a merger, the covered transaction will be deemed to have occurred upon consummation of the tender offer.

Changes in and Distributions with Respect to Company Common Stock

In the event of a stock dividend, stock split, combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the plan administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the Plan, to the maximum number of shares that may be issued upon the exercise of ISOs, to the maximum number of shares that may be issued with respect to stock options that are not ISOs, and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to awards then outstanding or subsequently granted, any exercise prices relating to awards and any other provision of awards affected by such change.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Federal Income Tax Consequences of Incentive Stock Options

An option holder will not realize taxable income upon the grant of an ISO under the Plan. In addition, an option holder generally will not realize taxable income upon the exercise of an ISO. However, an option holder’s alternative minimum taxable income will be increased by the amount that the aggregate fair market value of the shares underlying the option, which is generally determined as of the date of exercise, exceeds the aggregate exercise price of the option. Further, except in the case of an option holder’s death or disability, if an option is exercised more than three months after the option holder’s termination of employment, the option ceases to be treated as an ISO and is subject to taxation under the rules applicable to non-qualified stock options, as summarized below.

If an option holder sells the option shares acquired upon exercise of an ISO, the tax consequences of the disposition depend upon whether the disposition is “qualifying” or “disqualifying.” The disposition of the option shares is qualifying if it is made more than two years after the date the ISO was granted and more than one year after the date the ISO was exercised. If the disposition of the option shares is qualifying, any excess of the sale price of the option shares over the exercise price of the option will be treated as long-term capital gain taxable to the option holder at the time of the sale. If the disposition is a disqualifying disposition, the excess of the fair market value of the option shares on the date of disposition over the exercise price will be taxable income to the option holder at the time of the disposition. Of that income, the amount up to the excess of the fair market value of the shares at the time the option was exercised over the exercise price will be ordinary income for income tax purposes and the balance, if any, will be long- or short-term capital gain, depending upon whether or not the shares were sold more than one year after the option was exercised.

Unless an option holder engages in a disqualifying disposition, the Company will not be entitled to a deduction with respect to an ISO. If an option holder engages in a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of compensation income taxable to the option holder.

Federal Income Tax Consequences of Non-Qualified Stock Options

An option holder will not realize taxable income upon the grant of a non-qualified stock option. However, when an option holder exercises the option, the difference between the exercise price of the option and the fair market value of the shares subject to the option on the date of exercise will be compensation income taxable to the option holder. The Company will be entitled to a deduction equal to the amount of compensation income taxable to the option holder if the Company complies with applicable reporting requirements and Section 162(m) of the Code.

Federal Income Tax Consequences of Stock Appreciation Rights

The grant of SARs will not result in taxable income to the participant or a deduction to the Company. Upon exercise of an SAR, the participant will recognize ordinary income, and the Company will have a corresponding deduction in an amount equal to the cash or the fair market value of the common stock received by the participant. The Company would be entitled to a deduction equal to the amount of any compensation income taxable to the participant, subject to Section 162(m) of the Code.

Federal Income Tax Consequences of Restricted Stock and Restricted Stock Units

A grantee of restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the common stock is subject to restrictions (that is, such restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the shares on the date the restrictions lapse will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse. The Company generally will be entitled to a deduction for compensation paid equal to the amount treated as compensation income to the grantee in the year the grantee is taxed on the income, subject to Section 162(m) of the Code.

A distribution of common stock in payment of a restricted stock unit award will be taxable as ordinary income when actually or constructively received by the recipient. The amount taxable as ordinary income is the aggregate fair market value of the common stock determined as of the date it is received. The Company is entitled to deduct the amount of such payments when such payments are taxable as compensation to the recipient, subject to Section 162(m) of the Code.

Federal Income Tax Consequences of Dividend Equivalent Rights

Participants who receive dividend equivalent rights will be required to recognize ordinary income in the amount distributed to the grantee pursuant to the award. If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, it will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Federal Income Tax Consequences of Performance Shares and Performance Units

A distribution of common stock in payment of a performance share award or a payment of cash in satisfaction of a performance unit award will be taxable as ordinary income when actually or constructively received by the recipient. The amount taxable as ordinary income is the aggregate fair market value of the common stock determined as of the date it is received or the amount of the cash payment. The Company is entitled to deduct the amount of such payments when such payments are taxable as compensation to the recipient, subject to Section 162(m) of the Code.

Federal Income Tax Consequences of Unrestricted Shares

A holder of unrestricted shares will be required to recognize ordinary income in an amount equal to the fair market value of the shares on the date of the award, reduced by the amount, if any, paid for such shares. The Company will be entitled to deduct the amount of such compensation, subject to Section 162(m) of the Code.

Upon the holder’s disposition of unrestricted shares, any gain realized in excess of the amount reported as ordinary income will be reportable by the holder as a capital gain, and any loss will be reportable as a capital loss. Capital gain or loss will be long-term if the holder has held the shares for more than one year. Otherwise, the capital gain or loss will be short-term.

Tax Withholding

Payment of the taxes imposed on awards made under the Plan may be made by withholding from payments otherwise due and owing to the holder.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF UNITED STATES FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT, EXERCISE AND/OR VESTING OF AWARDS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Awards to be Granted to Certain Individuals and Groups

The number of awards (if any) that an employee, director or consultant may receive under the Plan is in the discretion of the Plan administrator and therefore cannot be determined in advance. Our executive officers and directors have an interest in this proposal because they are eligible to receive awards under the Plan. To date, only stock options and restricted stock units have been granted under the Plan. The following table sets forth (a) the aggregate number of shares of our common stock subject to options granted under the Plan during the last fiscal year, and (b) the average per share exercise price of such options.

Name of Individual or Group	Number of Options Granted	Average Per Share Exercise Price
All executive officers, as a group	313,316	$2.45
All directors who are not executive officers, as a group	11,000	$1.90
All employees who are not executive officers, as a group	278,179	$2.44

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the 2008 Equity Incentive Plan, as amended and restated.

The board of directors recommends that stockholders vote “FOR” approval of the proposal to amend and restate the 2008 Equity Incentive Plan.

PROPOSAL 3 — Ratification of Independent Registered Public Accounting Firm

The audit committee has approved the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010. For the fiscal year ended December 31, 2009, PricewaterhouseCoopers was our independent registered public accounting firm. If our stockholders do not ratify this appointment, the audit committee will reconsider the appointment but will not resubmit it for approval by our stockholders. A representative of Grant Thornton LLP will be present at the Annual Meeting and will have an opportunity to make a statement. We also expect that the representative will be available to answer any appropriate questions.

The board of directors recommends that you vote “FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

Appendix A

GIGOPTIX, INC.

2008 EQUITY INCENTIVE PLAN

(As amended and restated October 27, 2010)

1. DEFINED TERMS. Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2. PURPOSE. The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock-based and other incentive Awards.

3. ADMINISTRATION. The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator will exercise its discretion consistent with qualifying the Award for that exception. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4. LIMITS ON AWARDS UNDER THE PLAN.

(a) Number of Shares. The maximum number of shares of Stock that may be delivered in satisfaction of Awards under the Plan as of September 29, 2010 shall be (A) 9,223,166 Shares, which includes increases under clause (B) below made on the first day of the Company’s 2009 and 2010 fiscal years, plus (B) an annual increase, effective as of the first day of the Company’s fiscal year beginning in 2011 and the first day of each subsequent fiscal year prior to termination of the Plan, equal to the least of (i) 5% of the number of shares of Stock outstanding as of the Company’s immediately preceding fiscal year, or (ii) such lesser amount, if any, as the Board may determine. The number of shares of Stock delivered in satisfaction of Awards shall, for purposes of the immediately preceding sentence, be determined net of shares of Stock withheld by the Company, or tendered to the Company, in payment of the exercise price of the Award or in satisfaction of tax withholding requirements with respect to the Award. Subject to such overall maximum, up to 21,000,000 shares of Stock may be issued upon the exercise of ISOs and up to 21,000,000 shares of Stock may be issued with respect to Stock Options that are not ISOs. The limits set forth in the preceding sentence shall be construed to comply with Section 422 of the Code and regulations thereunder. To the extent consistent with the requirements of Section 422 of the Code and regulations thereunder, and with other applicable legal requirements (including applicable stock exchange and Nasdaq requirements), Stock issued under awards that convert, replace or adjust awards of an acquired company shall not reduce the number of shares available for Awards under the Plan.

(b) Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.

(c) Section 162(m) Limits. The maximum number of shares of Stock for which Stock Options may be granted to any person in any calendar year and the maximum number of shares of Stock subject to SARs granted to any person in any calendar year will each be 2,500,000. The maximum number of shares subject to other awards granted to any person in any calendar year will be 1,000,000 shares. The maximum amount payable to any person in any year under Cash Awards will be $5,000,000. The foregoing provisions will be construed in a manner consistent with Section 162(m).

5. ELIGIBILITY AND PARTICIPATION. The Administrator will select Participants from among those key Employees and directors of, and consultants and advisors to, the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company or its Affiliates. Eligibility for ISOs is limited to employees (as defined by Code Section 3401(c)) of the

Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.

6. RULES APPLICABLE TO AWARDS.

(a) ALL AWARDS.

(1) Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting any Award granted hereunder, the Participant agrees to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, Awards that convert, replace or adjust awards of an acquired company may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

(2) Term of Plan. No Awards may be made after June 30, 2018, but previously granted Awards may continue in accordance with their terms beyond that date.

(3) Transferability. ISOs may not be transferred other than by will or by the laws of descent and distribution, and during a Participant’s lifetime and may be exercised only by the Participant. Except as the Administrator otherwise expressly provides, Awards other than ISOs may not be transferred other than by will or by the laws of descent and distribution. During the Participant’s lifetime, other non-transferable Awards requiring exercise may only be exercised by the Participant.

(4) Vesting, Etc. The Administrator may determine the time or times at which an Award will vest or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration. The following will apply unless the Administrator expressly provides otherwise: Immediately upon the cessation of the Participant’s Employment an Award requiring exercise will cease to be exercisable and will terminate, and all other Awards to the extent not already vested will be forfeited, except that:

(A) subject to (B) and (C) below, all Stock Options and SARs held by the Participant or the Participant’s permitted transferee, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate;

(B) all Stock Options and SARs held by a Participant or the Participant’s permitted transferee, if any, immediately prior to the Participant’s death, to the extent then exercisable, will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the Participant’s death or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate; and

(C) all Stock Options and SARs held by a Participant or the Participant’s permitted transferee, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation if the Administrator in its sole discretion determines that such cessation of Employment has resulted for reasons which cast such discredit on the Participant as to justify immediate termination of the Award.

(5) Taxes. The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law).

(6) Dividend Equivalents, Etc. The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award. Any entitlement to dividend equivalents or similar entitlements shall be established and administered consistent either with exemption from, or compliance with, the requirements of Section 409A.

(7) Rights Limited. Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of employment or service for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant.

(8) Section 162(m). This Section 6(a)(8) applies to any Performance Award intended to qualify as performance-based for the purposes of Section 162(m) other than (i) a Stock Option or SAR, or (ii) an Award satisfying the transition-rule requirements of Treas. Regs. § 1.162-27(f)(1)-(3). In the case of any Performance Award to which this Section 6(a)(8) applies, the Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. With respect to such Performance Awards, the Administrator will preestablish, in writing, one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). Prior to grant, vesting or payment of the Performance Award, as the case may be, the Administrator will certify whether the applicable Performance Criteria have been attained and such determination will be final and conclusive. No Performance Award to which this Section 6(a)(8) applies may be granted after the first meeting of the stockholders of the Company held in 2013 until the listed performance measures set forth in the definition of “Performance Criteria” (as originally approved or as subsequently amended) have been resubmitted to and reapproved by the stockholders of the Company in accordance with the requirements of Section 162(m) of the Code, unless such grant is made contingent upon such approval.

(9) Coordination with Other Plans. Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or its Affiliates. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or its Affiliates may be settled in Stock (including, without limitation, Unrestricted Stock) if the Administrator so determines, in which case the shares delivered shall be treated as awarded under the Plan (and shall reduce the number of shares thereafter available under the Plan in accordance with the rules set forth in Section 4). In any case where an award is made under another plan or program of the Company or its Affiliates and such award is intended to qualify for the performance-based compensation exception under Section 162(m), and such award is settled by the delivery of Stock or another Award under the Plan, the applicable Section 162(m) limitations under both the other plan or program and under the Plan shall be applied to the Plan as necessary (as determined by the Administrator) to preserve the availability of the Section 162(m) performance-based compensation exception with respect thereto.

(10) Section 409A. Each Award shall contain such terms as the Administrator determines, and shall be construed and administered, such that the Award either (i) qualifies for an exemption from the requirements of Section 409A, or (ii) satisfies such requirements.

(11) Certain Requirements of Corporate Law. Awards shall be granted and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case as determined by the Administrator.

(b) AWARDS REQUIRING EXERCISE.

(1) Time And Manner Of Exercise. Unless the Administrator expressly provides otherwise, an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award. If the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

(2) Exercise Price. The exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise shall be 100% (in the case of an ISO granted to a ten-percent stockholder within the meaning of subsection (b)(6) of Section 422, 110%) of the fair market value of the Stock subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant No such Award, once granted, may be repriced other than in accordance with applicable stock exchange or Nasdaq stockholder approval requirements. Fair market value shall be determined by the Administrator consistent with the applicable requirements of Section 422 and Section 409A.

(3) Payment Of Exercise Price. Where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment (which may include, if the Administrator so determines and if the Stock is publicly traded at the relevant time, a broker-assisted exercise). In the absence of a determination by the Administrator that other forms of payment are permitted, all payments shall be made by cash or by check acceptable to the Administrator.

(4) Maximum Term. Awards requiring exercise will have a maximum term not to exceed ten (10) years from the date of the grant. In the case of an ISO granted to a ten-percent stockholder within the meaning of subsection (b)(6) of Section 422, the maximum term will not exceed five (5) years from the date of grant.

(c) AWARDS NOT REQUIRING EXERCISE. Restricted Stock and Unrestricted Stock, whether delivered outright or under Awards of Stock Units or other Awards that do not require exercise, may be made in exchange for such lawful consideration, including services, as the Administrator determines.

7. EFFECT OF CERTAIN TRANSACTIONS.

(a) MERGERS, ETC. Except as otherwise provided in an Award, in the event of a Covered Transaction in which there is an acquiring or surviving entity, the Administrator may provide for the assumption of some or all outstanding Awards, or for the grant of new awards in substitution therefor, by the acquiror or survivor or an affiliate of the acquiror or survivor, in each case on such terms and subject to such conditions as the Administrator determines. In the event of a Covered Transaction (whether or not there is an acquiring or surviving entity) where there is no such assumption or substitution, except as otherwise provided in the Award each Stock Option, SAR and other Award requiring exercise will become fully exercisable, and the delivery of shares of Stock issuable under each outstanding Award of Stock Units (including Restricted Stock Units) will be accelerated and such shares will be issued, prior to the Covered Transaction, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the issuance of the shares, as the case may be, to participate as a stockholder in the Covered Transaction, and the Award will terminate upon consummation of the Covered Transaction. Any shares of Stock issued pursuant to the preceding sentence in satisfaction or replacement of an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject. In the case of Restricted Stock, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan. In the case of a substitution or assumption of an ISO by reason of a “corporate transaction” within the meaning of Code Section 424(a), the Administrator may prevent the substitution or assumption from being a “modification” by ensuring that the excess aggregate fair market value of the outstanding ISO after the substitution or assumption does not exceed the excess aggregate fair market value of the ISO before the substitution or assumption, that the ratio of the fair market value of the stock subject to the exercise price before the substitution or assumption equals such ratio of the substitution or assumption, and that the bargain purchase element in the old ISO does not exceed the bargain purchase element in the new ISO.

(b) CHANGES IN AND DISTRIBUTIONS WITH RESPECT TO THE STOCK.

(1) Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Administrator will make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the Plan, to the maximum number of shares specified in Section 4(a) that may be issued upon the exercise of ISOs, to the maximum number of shares specified in Section 4(a) that may be issued with respect to Stock Options that are not ISOs, and to the maximum share limits described in Section 4(c), and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

(2) Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to stockholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder. The Administrator shall exercise its discretionary authority under the immediately preceding sentence consistent with the objectives of preserving the qualification as ISOs of Awards intended to continue to qualify as ISOs and of preserving the continued applicability of the performance-based compensation exception under Section 162(m) for Awards intended to continue to qualify for such exception.

(3) Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8. LEGAL CONDITIONS ON DELIVERY OF STOCK. The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9. AMENDMENT AND TERMINATION. The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time of the Award. Amendment to the Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator.

10. MISCELLANEOUS. The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to Award a person bonuses or other compensation in addition to Awards under the Plan.

The Administrator may establish one or more sub-plans or additional rules governing Awards to non-U.S. employees or to employees in U.S. jurisdictions subject to state blue-sky or other special requirements. Such sub-plans or rules, together with the generally applicable terms of the Plan, shall constitute the Plan as it pertains to any Awards to which such sub-plans or rules apply.

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Administrator”: The Compensation Committee, except that the Compensation Committee may delegate (i) to one or more of its members such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant rights or options to the extent permitted by Section 157(c) of the Delaware General Corporation Law; (iii) to one or more officers of the Company the authority to allocate other Awards among such persons (other than officers of the Company) eligible to receive Awards under the Plan as such delegated officer or officers determine consistent with such delegation; provided, that with respect to any delegation described in this clause (iii) the Compensation Committee (or a properly delegated member or members of such Committee) shall have authorized the issuance of a specified number of shares of Stock under such Awards and shall have specified the consideration, if any, to be paid therefor; and (iv) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” shall include the person or persons so delegated to the extent of such delegation. The Board may, at its discretion, impose requirements on the composition of the Compensation Committee (for any specific Plan purpose or for all Plan purposes) in order meets specific requirements under applicable law, including (without limitation) the requirement that the Compensation Committee be comprised of two or more Board members, each of whom is an “outside director” within the meaning of Code Section 162(m)(4)(C)(i), (ii); each of whom is an “outside director” under Rule 16b-3 of the Securities Exchange Act of 1934; or each of whom is an “independent director” as required by the Nasdaq rules.

“Affiliate”: Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

“Award”: A grant under the Plan to a Participant of any one or any combination of the following:

(i) Stock Options.

(ii) SARs.

(iii) Restricted Stock.

(iv) Unrestricted Stock.

(v) Stock Units, including Restricted Stock Units.

(vi) Performance Awards.

(vii) Cash Awards.

(viii) Awards (other than Awards described in (i) through (vii) above) that are convertible into or otherwise based on Stock.

“Board”: The Board of Directors of the Company.

“Cash Award”: An Award denominated in cash.

“Code”: The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Compensation Committee”: The Compensation Committee of the Board, if any. If there is no Compensation Committee of the Board, the Board itself will be the Compensation Committee for purposes of this Plan.

“Company”: GigOptix, Inc. (formerly named Galileo Merger Holdings, Inc.).

“Covered Transaction”: Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer. Neither the merger of Galileo Merger Sub L, Inc. with and into Lumera Corporation and its subsidiaries (“Lumera”), the merger of Galileo Merger Sub G., LLC with and into Gig Optix LLC and its consolidated subsidiaries (“GigOptix”), the conversion of Lumera common stock and GigOptix common stock into common stock of the Company, nor the automatic cancellation of Lumera common stock owned by Lumera, GigOptix or the Company will be a “Covered Transaction” for purposes of this Plan.

“Employee”: Any person who is employed by the Company or an Affiliate.

“Employment”: A Participant’s employment or other service relationship with the Company and its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or its Affiliates. If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates.

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422 of the Code. The Company does not represent or warrant that an option intended to be an ISO qualifies as such. Each option granted pursuant to the Plan will be treated as providing by its terms that it is to be a non-incentive option unless, as of the date of grant, it is expressly designated as an ISO. To the extent the aggregate fair market value of stock with respect to which ISOs are exercisable by an individual for the first time during any calendar year under all plans of the Company (or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code) exceed $100,000, the ISOs will be treated as non-incentive options with the ISOs granted earlier first accorded ISO status.

“Participant”: A person who is granted an Award under the Plan.

“Performance Award”: An Award subject to Performance Criteria. The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

“Performance Criteria”: Specified criteria, other than mere continued Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like;

reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

“Plan”: The Galileo Merger Holdings, Inc. 2008 Equity Incentive Plan as from time to time amended and in effect.

“Restricted Stock”: An Award of Stock for so long as the Stock remains subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“Section 162(m)”: Section 162(m) of the Code.

“SARs”: Rights entitling the holder upon exercise to receive cash or Stock, as the Administrator determines, equal to a function (determined by the Administrator using such factors as it deems appropriate) of the amount by which the Stock has appreciated in value since the date of the Award.

“Stock”: Common Stock of the Company, par value $ 0.001 per share.

“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

“Stock Options”: Options entitling the recipient to acquire shares of Stock upon payment of the exercise price.

“Unrestricted Stock”: An Award of Stock not subject to any restrictions under the terms of the Award.

GIGOPTIX, INC.

2300 GENG ROAD

SUITE 250

PALO ALTO, CA 94303

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE:

M27612-P02908 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

GIGOPTIX, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING MATTERS:

For Withhold For All To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write

the number(s) of the nominee(s) on the line below.

1. The election of one director to serve as a Class II member All All Except of the board of directors until the 2013 annual meeting of stockholders.

NOMINEE:

01) C. James Judson

The Board of Directors recommends you vote FOR the following proposals: For Against Abstain

2. Approval of the amended and restated 2008 Equity Incentive Plan, including an increase in the number of shares of common stock reserved for 0 0 0 issuance under the 2008 Equity Incentive Plan by 3,000,000 from 6,223,166 to 9,223,166.

3. Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending 0 0 0

December 31, 2010.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box

at right and indicate your new address in the address space on the reverse side. Please note that changes to the registered name(s) on the account may not be submitted via this method. 0

Yes No

Please indicate if you plan to attend this meeting. 0 0

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney,

trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

2010 ANNUAL MEETING OF STOCKHOLDERS OF

GIGOPTIX, INC.

OCTOBER 27, 2010

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:

The Combined Document of the Notice of Meeting, Proxy Statement and Form 10-K are available at www.gigoptix.com/proxy

Please sign, date and mail your proxy card in the envelope provided as soon as possible

Please detach along perforated line and mail in the envelope provided.

M27613-P02908

PROXY

GIGOPTIX, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS The 2010 Annual Meeting of Stockholders of GigOptix, Inc. will be held on October 27, 2010, at 8:00 a.m., local time, at the principal executive offices of GigOptix, Inc., located at 2300 Geng Road, Suite 250, Palo Alto, California 94303

The undersigned hereby appoints Avi Katz and Ronald K. Shelton, and each of them, each with the power to appoint his or her substitute, as proxies (collectively, the “proxies”) to vote and act at the Annual Meeting of Stockholders of GigOptix, Inc. (the “Company”) to be held on October 27, 2010, or any adjournment or postponement thereof with respect to the number of shares of common stock of the Company as to which the undersigned may be entitled to vote or act. Shares represented by this proxy card will be voted as directed by the undersigned. If no such directions are indicated, the proxies will have authority to vote FOR the election of the nominee listed on the reverse side, and FOR proposals No. 2 and No. 3, as applicable. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on the reverse side)